UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:	May 8, 2006
Date of earliest event reported:	May 2, 2006

FULTON FINANCIAL CORPORATION
(Exact Name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-10587 Commission File No.	23-2195389 (IRS Employer Identification Number)
One Penn Square, P.O. Box 4887, Lancaster, PA (Address of principal executive offices)		17604 (Zip Code)
Registrant’s telephone number, including area code: (717) 291-2411 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

Fulton’s 2006 Annual Meeting of Stockholders occurred on May 2, 2005. On that date, Eugene H. Gardner, Joseph J. Mowad and Mary Ann Russell, each of whom were directors of Fulton and had attained 70 years of age since Fulton’s 2005 Annual Meeting of Stockholders, retired in accordance with the Board's policy establishing a mandatory retirement age of 70 years for directors.

Mr. Gardner also retired as a member of the Audit Committee, Executive Committee and Executive Compensation Committee of the Board of Directors of Fulton.  Ms. Russell and Dr. Mowad also retired as members of the Audit Committee and Trust Committee of the Board of Directors of Fulton, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION

By:

/s/ Charles J. Nugent

Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer

Date:

May 8, 2006